SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|  Preliminary Proxy Statement   |_|  Confidential, For Use of the Commission
                                        Only (as permitted  by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       UNITED DOMINION REALTY TRUST, INC.
                (Name of Registrant as Specified in its Charter)
                  ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------
     (5) Total fee paid:
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|_|  Fee paid previously with preliminary materials.
------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
------------------------------------------------------------------------------
     (2)  Form, Schedule, or Registration Statement no.:
------------------------------------------------------------------------------
     (3)  Filing Party:
------------------------------------------------------------------------------
     (4)  Date Filed:
------------------------------------------------------------------------------

[UNITED DOMINION REALTY TRUST LOGO]









                                                                April    , 1998

            Fellow Shareholders:

                Please accept my personal invitation to attend the Annual
            Meeting of Shareholders to be held on Tuesday, May 12, 1998, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1997, report on recent financial results and discuss expectations for the future. The directors and senior management will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors, officers and other management of the Company.

                We rely upon all shareholders to execute and return their
            proxies promptly in order to avoid costly proxy solicitation. Therefore, to save the unnecessary expense of further proxy solicitation, even if you plan to attend the Annual Meeting, please complete, date and promptly return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, as I hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Company.



               Sincerely,


               UNITED DOMINION REALTY TRUST, INC.


               /s/ JOHN P. McCANN
               -------------------------

               JOHN P. McCANN
               Chairman of the Board and President

      10 SOUTH SIXTH STREET, RICHMOND, VIRGINIA 23219-3802 / 804-780-2691

[UNITED DOMINION REALTY TRUST LOGO]



                                                                April    , 1998


                   Notice of Annual Meeting of Shareholders

                      To Be Held On Tuesday, May 12, 1998

The Annual Meeting of Shareholders (the "Annual Meeting") of United Dominion Realty Trust, Inc. (the "Company") will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 12, 1998 at 4:00 p.m., for the following purposes:

  1.  To elect twelve directors to serve for the ensuing year.

  2. To consider and vote upon amendments of the Company's 1985 Stock Option Plan (the "Stock Option Plan") which will (i) limit the number of shares of Common Stock issuable on the exercise of options outstanding at any time to 8% of the number of shares of Common Stock issued and outstanding at that time, subject to a maximum aggregate limit of shares that may be issued upon exercise of options granted under the Stock Option Plan of 10,000,000, and (ii) allow optionees to pay the exercise price of options in installments.

   3. To consider and vote upon an amendment of the Articles of Incorporation (the "Articles") which will create a new class of equity security ("Classified Common Stock") ranking junior to the Preferred Stock as to dividends and upon liquidation, issuable in series, the preferences, limitations and relative rights of which may be fixed by the Board of Directors.

   4. To consider and vote upon an amendment of the Articles which will conform the voting rights of the 9 1/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred") and the 8.60% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred") to the New York Stock Exchange (the "NYSE") Listed Company Manual.

   5. To transact such other business as may properly come before the meeting.


The holders of shares of Common Stock of record at the close of business on March 12, 1998 (the "Record Date") are entitled to vote at the Annual Meeting on all matters described in this Notice. The holders of shares of Series A Preferred and Series B Preferred at the close of business on the Record Date are entitled to vote at the Annual Meeting only on the matter described in paragraph 4. The matters described in paragraph 2 will be voted on as a unit. If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.

                      By Order of the Board of Directors

                      /s/ Katheryn E. Surface

                      Katheryn E. Surface
                      Corporate Secretary



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      United Dominion Realty Trust, Inc.


                                Proxy Statement


                                April    , 1998

General

     The enclosed proxy is solicited by the directors of the Company for the Annual Meeting to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 12, 1998. The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the Annual Meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein, FOR approval of the amendments of the Stock Option Plan, and FOR the amendments of the Articles as each is described herein. This proxy
statement and the enclosed proxy were mailed beginning April    , 1998 to
shareholders of record at the close of business on the Record Date. The Company has mailed each holder of Common Stock of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1997.

     At the close of business on the Record Date, there were 91,886,256 shares of Common Stock, 4,200,000 shares of Series A Preferred and 6,000,000 shares of Series B Preferred outstanding and entitled to vote. Each share of Common Stock has one vote on all matters including those to be acted upon at the Annual Meeting. Each share of Series A Preferred and each share of Series B Preferred has one vote on the amendments of the Articles affecting the voting rights of the holders of the Series A Preferred and the Series B Preferred. The holders of a majority of the shares of a class or series present at the Annual Meeting in person or represented by proxies will constitute a quorum of the holders of such class or series. If a quorum of the holders of the Common Stock is present, the affirmative vote of (i) a plurality of the shares of Common Stock voting at the Annual Meeting is required to elect directors, (ii) a majority of the shares of Common Stock voting at the Annual Meeting is required to approve amendment of the Stock Option Plan, provided the total number of shares voted is a majority of the shares outstanding and entitled to vote, and (iii) a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment of the Articles creating the Classified Common Stock. If quorums of each of the holders of the Common Stock, the holders of the Series A Preferred and the holders of the Series B Preferred are present, the affirmative vote of (i) two-thirds of the shares of Series A Preferred outstanding and entitled to vote, (ii) two-thirds of the shares of Series B Preferred outstanding and entitled to vote, and (iii) a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendments of the Articles affecting the voting rights of the Series A Preferred and the Series B Preferred. If one or more of such quorums is not present, these amendments will not be submitted to the vote of the shareholders.

     Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.

     The mailing address of the Company is 10 South Sixth Street, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.

     The Company will provide shareholders, without charge, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997, including financial statements and schedules thereto, on written request to the mailing address set forth above, Attention: Investor Services.


Ownership of Equity Securities

     "Beneficial ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Company who own beneficially 5% or more of the outstanding shares of Common Stock, Series A Preferred or Series B Preferred.

     Beneficial ownership of shares of Common Stock as of the Record Date by each director, each Named Executive and all directors and executive officers as a group of the Company and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his or her spouse and minor children, if any. No person named in the table or included in the director/officer group owns any shares of Series A Preferred or Series B Preferred.

                                                                  Amount and Nature
                                                             of Beneficial Ownership (1)
                                                      -----------------------------------------
                                                                            Shares for which
                                                           Shares         Beneficial Ownership        Total
                      Name of                           Beneficially         can be Acquired       Beneficial     Percent
                  Beneficial Owner                        Owned (1)        within 60 Days (2)       Ownership     of Class
---------------------------------------------------   ----------------   ----------------------   ------------   ---------
Jeff C. Bane ......................................        105,739(3)             10,000             115,739          .1
R. Toms Dalton, Jr ................................         37,000                 8,000              45,000          .1
James Dolphin .....................................        158,354               113,500(7)          271,854          .3
David L. Johnston(4) ..............................         43,163                30,000(7)           73,163          .1
Jon A. Grove(5) ...................................             --                    --                  --         --
Barry M. Kornblau .................................        267,335                73,221(7)          340,556          .4
John C. Lanford ...................................         12,323                10,000              22,323         --
John P. McCann ....................................        383,400(3)            348,124(7)          731,524          .8
H. Franklin Minor .................................         59,700                10,000              69,700          .1
Lynne B. Sagalyn ..................................          1,000                 9,000              10,000         --
Mark J. Sandler ...................................         55,280                 2,000              57,280          .1
Robert W. Scharar .................................         33,172                 2,000              35,172         --
John S. Schneider .................................        433,937                30,000(7)          463,937          .5
Robert F. Sherman(6) ..............................        169,979                30,000(6)          199,979          .2
C. Harmon Williams, Jr ............................         99,994(3)             10,000             109,994          .1
All directors and Named Executives
   as a group (15 persons) ........................      1,785,376               685,845(7)        2,471,221         2.7
All directors and executive officers as a group (20
   persons) .......................................      1,998,232               839,406           2,837,638         3.1
All directors, executive officers
   and officers as a group
   (59 persons) ...................................      2,334,792             1,203,353           3,538,145         3.9

----------
(1) Includes shares owned pursuant to the Officers' Stock Purchase and Loan
    Plan
(2) Assumes exercise in full of all options exercisable within 60 days.
(3) Includes, in the case of Messrs. McCann, Bane and Williams and all directors and officers as a group, 37,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.
(4) Effective January 31, 1998, Mr. Johnston was no longer employed by the Company.
(5) Under the terms of the Company's agreement (the "ASR Merger Agreement") for the acquisition of ASR Investments Corporation ("ASR"), Mr. Grove, the former Chairman of the Board, President and Chief Executive Officer of ASR, was appointed to the Board of Directors at the closing of the acquisition on March 27, 1998. Shares of Common Stock beneficially owned by Mr. Grove as reported in the table do not include 197,036 shares of Common Stock issuable to Mr. Grove pursuant to the ASR Merger Agreement in exchange for common stock of ASR ("ASR Common Stock") beneficially owned by him, or 170,911 shares of Common Stock issuable on exercise of ASR options to purchase ASR Common Stock exercisable within 60 days, which will be assumed by the Company as options to purchase Common Stock of the Company pursuant to the ASR Merger Agreement.

(6) Effective January 1, 1998, Mr. Sherman was no longer employed by the
    Company.
(7) Does not include 183,224 shares, 57,488 shares, 226,076 shares, 120,000 shares and 995,205 shares issuable upon exercise of options granted to Messrs. Dolphin, Kornblau, McCann and Schneider and all directors and executive officers as a group, respectively, which are not exercisable within 60 days.

Election of Directors

     At the Annual Meeting twelve directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees, except Mr. Grove, are now members of the Board of Directors and were elected at the 1997 Annual Meeting of Shareholders. Mr. Grove was appointed to the Board at the closing of the acquisition of ASR as required by the ASR Merger Agreement, which also requires that Mr. Grove be nominated for reelection at the Annual Meeting of Shareholders in 1999. John C. Lanford, a director of the Company since 1973, will retire from the Board at the Annual Meeting.

     The nominees, their ages, the year of election of each to the Board, their principal occupations during the past five years or more, and directorships of each in other companies, are as follows:

     Jeff C. Bane, 68, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board in 1972.

     R. Toms Dalton, Jr., 65, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia. He was first elected to the Board in 1973.

     James Dolphin, 48, is Executive Vice President and Chief Financial Officer of the Company. He was first elected to the Board in 1988.

     Jon A. Grove, 54, was the Chairman of the Board, President and Chief Executive Officer of ASR since its organization in 1987 until its acquisition by the Company. He is also a director of American Southwest Holdings, Inc., in Phoenix, Arizona.

     Barry M. Kornblau, 48, is Senior Vice President of the Company and was the Director of Apartments/
Eastern Division until April 18, 1997. He is also a director of Community Bankshares, of Richmond, Virginia. He was first elected to the Board in 1993.

     John P. McCann, 53, is Chairman of the Board, President, and Chief Executive Officer of the Company. He is a director of Crestar Bank, Capitol Region, Richmond, Virginia, LandAmerica Financial Group, Inc. (formerly Lawyers Title Insurance Corporation), Richmond, Virginia, and Storage USA, Inc., Memphis, Tennessee. He was first elected to the Board in 1978.

     H. Franklin Minor, 64, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board in 1974.

     Lynne B. Sagalyn, Ph.D., 50, has been professor and the coordinator of the Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a trustee of Capital Trust, a public real estate company that specializes in real estate lending, and a director of The Retail Initiative for a Competitive Inner City. She was first elected to the Board in 1996.

     Mark J. Sandler, 55, was a senior managing director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations from prior to 1987 until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler, a director of South West Property Trust Inc. ("South West") at the time it was acquired by the Company, was first elected to the Board of the

Company at the special meeting of shareholders of the Company held December 10, 1996 (the "1996 Special Meeting") at which the acquisition of South West was approved

     Robert W. Scharar, 49, is President and a director of FCA Corp., a registered investment advisor which he founded in 1983. He is also president and a director of FCA Investment Company, a small business investment company, and serves as a trustee of First Commonwealth Mortgage Trust and of United Investors Realty Trust, both of which are REITs. Mr. Scharar is also past president of the American Association of Attorneys -- CPAs. Mr. Scharar, a director of South West at the time it was acquired by the Company, was first elected to the Board of the Company at the 1996 Special Meeting.

     John S. Schneider, 59, is the Chief Operations Officer and an Executive Vice President of the Company and the Vice Chairman of the Board. He was the former Chief Executive Officer and Chairman of the Board of South West or a predecessor from 1973 through 1996. Mr. Schneider graduated from the Harvard Business School in 1967 and was employed by the investment banking firm of Donaldson, Lufkin and Jenrette until 1973, when he cofounded a predecessor firm to South West. Mr. Schneider was first elected to the Board at the 1996 Special Meeting.

     C. Harmon Williams, Jr., 66, is a real estate broker in Charlottesville, Virginia. He was first elected to the Board in 1972 and served as Chairman of the Board from 1977 until 1996.


Committees of the Board

     The Board has established a Compensation Committee and an Audit Committee as its standing committees. The Compensation Committee sets directors' fees, the compensation of the President and approves the compensation of the Company's Executive and Senior Vice Presidents, who are in charge of the its business divisions and/or functions. It also administers the contributions and awards, if any, under employee benefit plans and management incentive programs, and other management compensation, if any. Additionally, the Compensation Committee approves the calculation of incentive/bonus compensation under the employment agreements described in "Employment Agreements" below. The members of the Compensation Committee during 1997 are identified below under "Compensation Committee Interlocks and Insider Participation." The Audit Committee reviews the financial reporting practices of the Company and the external audit function. Messrs. Bane, Minor and Scharar and Dr. Sagalyn were the members of the Audit Committee during 1997.

     During 1997, the Board held 12 meetings (including 3 special meetings), the Compensation Committee held 4 meetings and the Audit Committee held 5 meetings. Each director attended at least 75% of the meetings of the Board and of the committee to which he or she was assigned.


Compensation Committee Interlocks and Insider Participation

     During 1997, the Compensation Committee consisted of Messrs. Dalton, Lanford, Sandler and Williams. As described under "Compensation Committee Report on Executive Compensation," Mr. McCann recommends the base and incentive compensation of the Company's other executive officers.


Indebtedness of Management to the Company

     The directors and executive officers of the Company listed in the table below are indebted to the Company for Common Stock purchased pursuant to the Company's 1991 Stock Purchase and Loan Plan (the "Stock Purchase Plan"). The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1997 and the amount outstanding at March 31, 1998. As provided in the Stock Purchase Plan, such indebtedness bears interest at 7% per annum.

                                                      Maximum Indebtedness         Maximum
                                                        Since January 1,        Indebtedness
Name                                                          1997            at March 31, 1998
--------------------------------------------------   ---------------------   ------------------
   John P. McCann ................................         $1,696,301            $1,657,011
   John S. Schneider. ............................            157,304               155,519
   James Dolphin. ................................            858,981               841,045
   Richard A. Giannotti ..........................            613,993               601,460
   Katheryn E. Surface ...........................            343,220               338,199
                                                           ----------            ----------
   Robert F. Sherman (1) .........................            157,304                    --
   David L. Johnston (2) .........................                 --                    --
   Curtis W. Carter ..............................            527,125               515,748
   Robert L. Landis ..............................            187,876               185,767
   Walter J. Lamperski ...........................            180,113               177,727
   All directors and executive officers as a group
     (20 persons) ................................          5,392,332             5,123,026
                                                           ----------            ----------

----------



(1) Effective January 1, 1998, Mr. Sherman was no longer employed by the
Company.


(2) Effective January 31, 1998, Mr. Johnston was no longer employed by the Company.


Compensation of Directors

     For 1997, directors were paid retainer fees of $13,500 plus $1,000 for each regular meeting attended. During 1997, the directors as a group (other than Messrs. McCann, Dolphin, Kornblau and Schneider, who received no additional compensation for serving as directors) received fees of $183,313. Each independent director also receives an automatic annual grant of 2,000 stock options. Also, any independent director retiring from the Board after at least twenty years of service will receive $5,000 per year for the five years following retirement.

Compensation of Executive Officers

     The following table presents information relating to total compensation during the fiscal years ended December 31, 1997, 1996 and 1995, of the chief executive officer and the persons who were the four executive officers serving at the end of fiscal 1997 who were most highly compensated for that year or who served as executive officers during 1997 and would have been among the four most highly compensated executive officers serving at 1997 year end if they were then serving as executive officers (collectively, the "Named Executives"):



                          SUMMARY COMPENSATION TABLE



                                                                                Long Term Compensation
                                                                            -------------------------------
                                                                                    Awards         Payouts
                                                                  Other      Restrictedecurities  ---------        All
          Name and                     Base                      Annual       Stock   Underlying     LTIP         Other
     Principal Position      Year     Salary        Bonus     Compensation   Awards     Options    Payouts   Compensation (1)
--------------------------- ------ ------------ ------------ -------------- -------- ------------ --------- -----------------
John P. McCann              1997    $ 363,000    $ 119,400        --         --         160,000    --             $  805
 President and Chief        1996      335,000       53,626        --         --          65,000    --              2,590
 Executive Officer          1995      320,000       83,904        --         --          60,000    --              2,887
John S. Schneider (2)       1997    $ 258,300    $ 107,100        --         --         150,000    --             $  805
 Executive Vice President   1996           --           --        --         --              --    --                 --
 and Chief Operating        1995           --           --        --         --              --    --                 --
 Officer
James Dolphin               1997    $ 223,300    $  68,000        --         --         120,000    --             $  805
 Executive Vice President   1996      186,000       35,000        --         --          32,500    --              2,590
 and Chief Financial        1995      176,000       46,147        --         --          30,000    --              2,887
 Officer
Barry M. Kornblau (3)       1997    $ 208,300    $  41,200        --         --              --    --             $  805
 Senior Vice President      1996      186,000       19,850        --         --          32,500    --              2,590
                            1995      176,000       46,147        --         --          30,000    --              2,887
Robert F. Sherman (2) (4)   1997    $ 194,300    $  89,090        --         --          30,000    --             $  805
 Senior Vice President and  1996           --           --        --         --              --    --                 --
 Director of Apartment      1995           --           --        --         --              --    --                 --
 Operations/West
David L. Johnston (2) (5)   1997    $ 194,300    $  54,100        --         --          30,000    --             $  805
 Senior Vice President      1996           --           --        --         --              --    --                 --
 and Director of            1995           --           --        --         --              --    --                 --
 Acquisitions/West

----------
(1) Represents contributions to the Profit Sharing Plan for each of the Named Executives. Messrs. McCann and Dolphin were, until June 30, 1997, trustees of, and are participants in, the Profit Sharing Plan.

(2) Messrs. Schneider, Johnston and Sherman became executive officers of the Company at the effective time of the acquisition of South West on December 31, 1996.

(3) Mr. Kornblau resigned his position as Director of Operations/East on April 18, 1997, and was not an executive officer at 1997 year end.

(4) Effective January 1, 1998, Mr. Sherman was no longer employed by the
    Company.

(5) Effective January 31, 1998, Mr. Johnston was no longer employed by the Company.

Employment Agreements

     In October, 1982, the Company entered into employment agreements with Messrs. McCann and Dolphin. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially similar terms except for base compensation terms, provide annual base salaries for the executives, subject to increase at the discretion of the Board of Directors. The annual base salaries for the employees for 1997 are disclosed above in the Summary Compensation Table. The agreements also provide for annual incentive/bonus compensation, as described in the "Compensation Committee Report on Executive Compensation" which was adopted by the Compensation Committee of the Board of Directors for 1997 compensation. Either the Company or the employee may terminate the agreement by 90 days' notice or in the event that the Company is sold, merged or otherwise liquidated. The agreements provide that the employee is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year.

     In December of 1996, the Company entered into an employment agreement with Mr. Schneider. The employment agreement expires annually on December 31 but renews automatically for successive one year periods unless sooner terminated, and provides annual base salary, subject to increase at the discretion of the Board of Directors. Mr. Schneider's base salary for 1997 is disclosed above in the Summary Compensation Table. The agreement also provides for the payment of an incentive/bonus based upon individual and corporate performance objectives and for participation in the Stock Purchase Plan and the Stock Option Plan. Either the Company or the employee may terminate the agreement if the Company is merged, sold or consolidated and the Company is not the survivor, the Company is otherwise liquidated or there is a change of control. The agreements may also be terminated (i) by the employee by the giving of 90 days prior notice, or (ii) by the Company prior to October 1 of each year, with the effective date being December 31 of such year. Mr. Schneider is entitled to severance compensation equal to (i) 13 weeks of his then current annual base salary if the termination is prior to January 1, 2000, which increases to 26 weeks on January 1, 2000, and 52 weeks on January 1, 2007, plus (ii) a pro rata portion of incentive/bonus compensation. The Company may terminate the agreement at any time for cause, in which event the employee is not entitled to any severance compensation.


Stock Options

     The following tables present information concerning stock options granted to and exercised by the chief executive officer and the other Named Executives of the Company during 1997. The Company does not grant stock appreciation rights.




                                Option/SAR Grants in Last Fiscal Year (Note 1)
                    ----------------------------------------------------------------------
                                                                                              Potential Realizable
                                              Individual Grants                              Value at Assumed Annual
                     Number Of Securities     Percent of Total                                Rates of Share Price
                          Underlying        Options/SAR's Granted                            Appreciation for Option
                         Options/SAR's         to Employees in     Exercise or                        Term
                          Granted (#)            Fiscal Year       Base Price   Expiration ---------------------------
        Name                  (1)                    (2)            ($/Share)      Date        5% ($)       10% ($)
------------------- ---------------------- ---------------------- ------------ ----------- ------------- -------------
John P. McCann              160,000                  8.69%        $ 14.250       12/9/07    $1,619,574    $4,225,106
John S. Schneider           120,000                  6.52%        $ 14.250       12/9/07    $1,214,680    $3,168,830
John S. Schneider            30,000                  1.63%        $ 15.375        1/2/07    $  327,644    $  854,750
James Dolphin               120,000                  6.52%        $ 14.250       12/9/07    $1,214,680    $3,168,830
Barry M. Kornblau                --                    --              --             --    $       --    $       --
David L. Johnston            30,000                  1.63%        $ 15.375        1/2/07    $  327,644    $  854,750
Robert F. Sherman            30,000                  1.63%        $ 15.375        1/2/07    $  327,644    $  854,750

----------
(1) Stock options granted to employees on December 9, 1997, were granted at an exercise price of $14.25, which was the fair market value as of the date of the grant. One-third of the options vest as of December 31, 1998 and two-thirds vest as of December 31, 1999. The options may not be exercised until, at the earliest, January 1, 1999, and expire on December 9, 2007 (the tenth anniversary of the date of grant).

(2)  A total of 1,841,000 employee stock options were granted during 1997.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                       AND FISCAL YEAR END OPTION VALUE



                                                             Number of Securities            Value of Unexercised
                          Shares                        Underlying Unexercised Options       In-the-Money Options
                         Acquired          Value            At Fiscal Year End (1)          at Fiscal Year End (2)
        Name           On Exercise     Realized (2)        Exercisable/Unexercisable       Exercisable/Unexercisable
-------------------   -------------   --------------   --------------------------------   --------------------------
John P. McCann            14,244      $95,237                  289,459/290,633            $463,392/$23,317
John S. Schneider             --           --                       0 /150,000            $    0/--
James Dolphin             13,444      $96,629                   78,909/217,815            $167,081/$30,219
Barry M. Kornblau          4,603      $12,969                   38,638/92,071             $4,182/--
David L. Johnston             --           --                     0/30,000                $    0/--
Robert F. Sherman             --           --                     0/30,000                $    0/--

----------
(1) Includes unvested options for 160,000 shares, 120,000 shares, 120,000 shares, granted to Messrs. McCann, Schneider and Dolphin, respectively.

(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the NYSE as of the exercise date(s) or December 31, 1997, as appropriate.

Compensation Committee Report on Executive Compensation

     The Board has delegated to the Compensation Committee responsibility for developing and applying programs for compensating certain of the Company's executive officers. During 1997, the Compensation Committee consisted of Messrs. Dalton, Lanford, Sandler and Williams. In addition, as described below, John P. McCann, President of the Company, participates by recommending the compensation of the other executive officers.

     The Compensation Committee attempts to design, develop and apply executive compensation programs that will (i) provide appropriate incentives for the executives while aligning their interests with those of the Company's shareholders, (ii) attract and retain management talent, and (iii) to focus key associates on business objectives and critical issues. The Company's executive compensation consists of base salary, annual incentives and long term incentives. Each of the elements and the process is described below.


Base Salary

     The President consults with the Compensation Committee as to the amount of his proposed base salary and that of the other executive officers. After consulting with the President, and considering the factors discussed below, the Compensation Committee sets the base salaries. Factors considered by the Compensation Committee in setting base salaries include salaries paid for similar positions within the real estate and REIT industry (with emphasis on the multi-family sector) as published in industry statistical surveys, any planned change of responsibility for the forthcoming year, and proposed base salary relative to that of the other executive officers, with no one factor being given more weight than any of the other factors. In setting the salaries for the executive officers that joined the Company after the South West Merger, the base salaries of the executive officers while with South West were also considered.


Annual Incentives

     In October 1996, the Company engaged CEL & Associates, Inc. (the "Consultant") to assist with creating an annual incentive compensation structure for key executives with varying responsibilities. The Consultant, working with the President, assisted in establishing performance measures and targets for each of the key executives and weighting among departmental and personal performance objectives depending upon the particular executive's responsiblities. The targets were used to focus the executive's attention on key business issues and objectives. The structure was used for the first time in 1997.

     The most important factor, to a maximum of 50% of annual incentive compensation for each the top three Named Executives, was growth in funds from operations ("FFO"). The actual amount of this component of the annual incentive was a function of the rate of FFO per share growth, with none of the executives receiving this component of annual incentive compensation if FFO growth were below 4% per share. The remaining targets were focused on individual and departmental goals for each executive, such as strategic Company objectives and merger integration for the President, financing objectives for Mr. Dolphin, property performance growth objectives for Messrs. Schneider and Sherman, and acquisition and development goals for Mr. Johnston.


Long Term Incentives

     The Compensation Committee also awards options and approves loans under the stock purchase and loan plan. Participants in these plans are all key employees in addition to the executive officers. These plans are the principal long term compensation vehicles, and are designed to promote the alignment of key employeess and the interests of the shareholders. In selecting recipients and the size of their awards, the Compensation Committee considers their positions with the Company, their long term potential and prior awards. The Compensation Committee granted options in 1997 that vest one-third at the end of 1998 and two-thirds at the end of 1999. The Committee believes that long-term incentive compensation should vest over a multi-year period to help bind key associates to the Company. Except in special situations such as new associates and for promotions, the Committee does not plan to grant additional options to executive officers in 1998.

                             Compensation Committee

       R. Toms Dalton, Jr.    John C. Lanford    C. Harmon Williams, Jr.
                              Mark J. Sandler


                                   President

                                 John P. McCann

Proposed Amendments of Stock Option Plan

     The Board has adopted and recommends that the shareholders approve amendments of the Stock Option Plan, which will (i) limit the number of shares of Common Stock issuable on exercise of options outstanding at any time to 8% of the number of shares of Common Stock issued and outstanding at that time, subject to a maximum aggregate number of shares that may be issued pursuant to the Plan of 10,000,000, and (ii) authorize the Company to permit any optionee who is employed by the Company at the date of exercise of options to pay the option price in installments.

     If the amendments are approved by the shareholders, based on the number of
shares of Common Stock outstanding at        , 1998 (          shares), the
maximum number of optionable shares will be            (8% of the number of
shares outstanding, less the total number of shares currently issuable upon exercise of outstanding options). If the amendments are approved, any future issuance of Common Stock for any purpose, including but not limited to issuances upon exercise of options, will automatically increase the number of shares available for options. In determining the number of shares of Common Stock outstanding, no adjustment will be made for reacquisitions of issued shares by the Company.

     In 1996, the shareholders approved an increase in the number of shares of Common Stock covered by the Stock Option Plan from 2,400,000 to 4,200,000. Giving effect to that increase, the number of shares of Common Stock available for options under the Stock Option Plan, was 2,400,000. Since 1996, the net effect of option grants, exercises and terminations has been to reduce the number of shares available for future options to only 180,040. Moreover, the
number of potential optionees has increased from 1,100 in 1996 to       , and
it is likely to increase further as the Company adds multiple properties to its own portfolio through business combinations and portfolio acquisitions, and potential optionees to its work force. The Board continues to believe that the Stock Option Plan is an effective incentive and long term compensation vehicle for key employees which is critical in motivating and retaining key employees by aligning their interests with those of the shareholders. Increasing the number of shares available for options under the Stock Option Plan and providing for automatic increases in the future is expected to assure an adequate reservation for annual grant of options to key employees until the Stock Option Plan terminates in 2002, and to make additional shareholder solicitations unnecessary.

     If the amendments are approved, and if the Company permits installment payment, it will lend the optionee an amount not exceeding 90% of the option price. The loan will be evidenced by the optionee's promissory note payable in five equal annual installments or in equal quarterly installments over a period of five years, depending on the maximum loan value of the shares purchased. The promissory note will bear interest at the minimum rate necessary to avoid imputed interest or original issue discount under the Internal Revenue Code
(currently   %), and will be secured by a pledge of the purchased shares. So long as there is no default under the loan, the optionee may receive dividends on and vote the pledged shares.

     The Board believes that permitting installment purchases of shares on exercise of options will facilitate option exercises and thus increase the attractiveness of options granted under the Stock Option Plan as items of incentive and long term compensation.

     The amendments will be voted on as a unit.

Summary of Stock Option Plan

     A summary of the material provisions of the Stock Option Plan as currently in effect and certain additional information relating to options granted under the Stock Option Plan are set forth below.


General

     The Stock Option Plan reserves a total of 4,200,000 shares of Common Stock (subject to adjustment pursuant to customary antidilution provisions) for issuance upon exercise of options granted under the Stock Option Plan. The Company has issued 571,239 shares upon exercise of options previously granted and options for 3,448,721 shares (net of terminations of options for 189,140 shares reallocated to the Stock Option Plan as providede therein) are outstanding, leaving 180,040 shares currently available for options. The market value of the shares subject to outstanding options and reserved for future
options under the Stock Option Plan was $        based on the closing sale
price of the Common Stock on the NYSE on March    , 1998. Unless sooner
terminated by the Board, the Stock Option Plan will terminate on December 31, 2002.

     The Stock Option Plan is intended to assist the Company in recruiting and retaining directors and key employees with ability and initiative by enabling directors and employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The Compensation Committee designates employees, including employees who are directors, to whom options are to be granted. Non-employee directors are granted options upon first being elected to the Board and annually as described under "Options -- Non-employee Directors." Options granted under the Stock Option Plan may be incentive stock options ("ISOs") qualifying for favorable federal income tax treatment under Section 422A of the Internal Revenue Code of 1981, as amended, or nonqualified stock options ("NQOs"), as determined by the Compensation Committee. Only NQOs may be granted to directors who are not also employees. All options granted under the Stock Option Plan are evidenced by agreements ("Option Agreements") between the Company and the Stock Option Plan participants that specify the terms and conditions of the options consistent with the provisions of the Stock Option Plan.


Administration

     The Compensation Committee administers the Stock Option Plan. Members of the Compensation Committee, like other members of the Board who are not employees, will be granted options as described under "Options -- Non-employee Directors."


Options

     Options granted under the Stock Option Plan are not transferable except at death. Options may be exercised in accordance with the Stock Option Plan and such other terms and conditions not prescribed by the Stock Option Plan as the Compensation Committee may prescribe in Option Agreements. No option will be exercisable after 10 years from the date the option was granted.

     Employees. Any employee of the Company, including any executive officer of the Company and any employee who is a director, who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company, may be granted one or more options under the Stock Option Plan. The Compensation Committee determines the number of shares subject to each option granted by it.

     The price per share payable upon exercise of any option granted to an employee under the Stock Option Plan will be determined by the Compensation Committee but in the case of an ISO will not be less than the "Fair Market Value" of the Common Stock on the date of grant, which is the closing sale price of the Common

Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon. If an ISO is granted to an employee who owns, directly or by attribution, more than ten percent of the total combined voting power of all classes of stock of the Company, the option price per share may not be less than 110% of the per share fair market value of the Common Stock on the date of grant.

     An employee may not be granted ISOs that first become exercisable in a calendar year for Common Stock with a fair market value (determined as of the date of grant) that exceeds $100,000.

     An employee exercising an option may pay the purchase price in cash or a cash equivalent acceptable to the Compensation Committee. If the Option Agreement so provides, payment of all or part of the option price also may be made by surrendering shares of Common Stock to the Company provided the shares surrendered have a fair market value that is not less than the option price or part thereof in payment of which such shares are surrendered.

     Non-Employee Directors. Each director who is not an employee of the Company will be granted options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price will in each case be the "Fair Market Value," as defined in the Stock Option Plan, of the Common Stock on the date of grant, and will be payable only in cash. Such options will be exercisable for a period of ten years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     In addition, on the date of his or her first being elected to the Board, a non-employee director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant. The option price of such options will be payable only in cash; such options will be exercisable for a period of five years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part. If a director is first elected to the Board as a result of an acquisition of assets, by merger or otherwise, options will not be granted upon first being elected but options to purchase 2,000 shares of Common Stock will be granted upon re-election to the Board.

     Options granted to a non-employee director will terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting. Options held by directors leaving the Board after at least ten years of service on the Board will terminate upon the earlier to occur of (i) the stated termination date of the option, or (ii) the second anniversary of termination of service on the Board


Amendment of the Stock Option Plan

     The Board may amend the Stock Option Plan in such respects as it deems advisable, but the shareholders must approve any amendment that would (i) increase the aggregate number of shares that may be issued under options, (ii) change the class of persons eligible to participate in the Stock Option Plan, or (iii) otherwise materially increase the benefits accruing to participants in the Stock Option Plan. In addition, without a participant's consent, no amendment may adversely affect the rights of such participant under any option outstanding at the time the amendment is made.


Federal Income Tax Consequences

     The following discussion summarizes the Company's understanding of the more significant federal income tax consequences associated with the Stock Option Plan.

     The Company has been advised by counsel that, for federal income tax purposes, no income will be recognized by a participant when an option is granted. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or an NQO.

     No income will be recognized by a participant upon the exercise of an ISO (although the difference between the fair market value of the Common Stock on the date of exercise and the option price is an adjustment to income for purposes of determining the participant's alternative minimum taxable income). A participant will recognize income if and when he disposes of the shares acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares were transferred to him (the "ISO holding period"), the gain realized on such disposition will be characterized as long-term capital gain. If the disposition occurs prior to expiration of the ISO holding period, the participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the date of exercise and the option price.

     The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO unless the participant disposes of Common Stock acquired thereunder prior to the expiration of the ISO holding period. In that event, the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

     Upon the exercise of an NQO, the participant will recognize, as ordinary income, the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of an NQO will be treated as long-term or short-term capital gain or loss, depending on the period during which the participant held such shares. The exercise of an NQO generally will entitle the Company to claim a federal income tax deduction equal to the amount of income recognized by the participant.

     A participant's tax basis in Common Stock acquired under an ISO or NQO will equal the sum of (i) the option price that is paid to acquire such stock and (ii) any amount that the participant is required to include in income upon the exercise of such right.

Options Granted Pursuant to the Stock Option Plan

     Options have been granted pursuant to the Stock Option Plan since its inception as follows:


                                                                        Number of
                                                                        Shares (1)
                                                                       -----------
John P. McCann, President and Chief Executive Officer
 and Chairman of the Board of Directors. ...........................      675,000
James Dolphin, Executive Vice President, Chief Financial
 Officer and Director. .............................................      350,500
Barry M. Kornblau, Senior Vice President
 and Director. .....................................................      176,500
John S. Schneider, Executive Vice President, Chief Operating Officer
 and Vice Chairman of the Board of Directors .......................      150,000
David L. Johnston, Senior Vice President
 and Director of Acquisitions/West .................................       30,000
Robert F. Sherman, Senior Vice President
 and Director of Apartments/West ...................................       30,000
All Named Executives as a group ....................................    1,412,000
All non-employee directors as a group ..............................       85,000
All employees as a group. ..........................................    3,744,100

----------
(1) For additional information, see "Ownership of Equity Securities" and "Stock Options."


Proposed Amendments of Articles of Incorporation

     The Board has proposed and is recommending to the shareholders amendments of the Articles which will (i) create the Classified Common Stock and (ii) conform the voting rights of the Series A Preferred and the Series B Preferred to the NYSE Listed Company Manual. The texts of the proposed amendments are set forth in Appendix A.

Creation of Classified Common Stock

     If this amendment is approved by the shareholders, Classified Common Stock could be issued, without the vote of holders of Common Stock, for any corporate purpose and for whatever consideration the Board of Directors deems appropriate, in one or more series having varying voting rights, dividend rates, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions, all as determined by the Board of Directors. The fundamental characteristic of the Classified Common Stock is that it ranks junior to all series of Preferred Stock in respect of dividends and upon liquidation. A series of Classified Common Stock could, but need not, rank senior to the Common Stock in these respects. Such a series could be on a complete parity with the Common Stock in all respects and could be a nonvoting security, but it could also be given more than one vote per share, and a series having preferential dividend and distribution rights could limit Common Stock dividends and reduce the amount holders of Common Stock would otherwise receive on dissolution of the Company.

     The Board of Directors recommends the amendment because the Board believes it will provide equity financing and portfolio acquisition capabilities the Company does not now have. At present, the Board has approved no specific financing or acquisition plans involving the issuance of Classified Common Stock and does not propose to fix the characteristics of any series in anticipation of issuing shares of that series.


Amendment of Voting Rights of Series A and Series B Preferred

     Under the current designation of the Series A Preferred in the Articles, holders of the Series A Preferred (together with the holders of other series of Preferred Stock of the Company having like voting rights) have the right to elect two directors to the Company's Board of Directors if dividends on the Series A Preferred are in arrears for six consecutive quarterly periods. The NYSE approved the Series A Preferred for listing notwithstanding a provision in its Listed Company Manual to the effect that the right of preferred shareholders to elect directors under such circumstances should accrue regardless of whether defaulted dividends occurred in consecutive periods. Under the current designation of the Series B Preferred in the Articles, the holders of the Series B Preferred also currently have voting rights that are identical to those of holders of the Series A Preferred. When the Company applied to the NYSE for listing of the Series B Preferred, its application was granted based on its representation that it would submit to the shareholders an amendment of the Articles that would conform the Series B Preferred voting rights provisions to the Listed Company Manual.

     Although the Company made no representation to the NYSE as to the Series A Preferred, the Board of Directors believes that it is important that the language of the voting rights provisions of both series of Preferred Stock be substantially identical, as it is now. Therefore, the Board is recommending amendments of the designations of the Series A and Series B Preferred in the Articles that will provide in effect that holders of the Series A Preferred, holders of the Series B Preferred and holders of other series of Preferred Stock of the Company having like voting rights shall have the right to elect two directors to the Company's Board of Directors if dividends on the Series A Preferred, the Series B Preferred and such other series of Preferred Stock are in arrears for six quarterly periods, which need not be consecutive.

     The amendments of the designations of the Series A and Series B Preferred will be voted on as a unit and not separately. As stated above under "General," the affirmative votes of the holders of two-thirds of the

Series A Preferred outstanding and entitled to vote, the holders of two-thirds of the Series B Preferred outstanding and entitled to vote and the holders of a majority of the Common Stock outstanding and entitled to vote are required for approval of the amendments.

     The amendments may be considered advantageous to the holders of the Series A and Series B Preferred because they will eliminate a condition, consecutiveness, now required in order for dividend defaults to give such holders a voice in management of the Company. Conversely, the amendments, by eliminating that condition, increase the possibility of loss by the holders of the Common Stock of exclusive representation on of the Board, although notwithstanding any such loss, the holders of the Common Stock will continue to control the Board. The Board recommends approval of the amendments because (i) the Company may issue additional series of Preferred Stock to finance its activities and that such series will be listed on the NYSE, (ii) it is likely that the NYSE will require as a condition of listing such series that the voting rights provisions applicable to such series be the same as those contained in the amendments, and (iii) it will be important for purposes of marketing such series that the voting rights of the holders of such series and other similar series (including the Series A Preferred and the Series B Preferred) be substantially identical.


Independent Public Accountants

     The Company from its inception has engaged the firm of Ernst & Young, LLP or a predecessor as its independent public accountants, and the Board selected Ernst & Young, LLP as auditors for 1998.

     Representatives of Ernst & Young, LLP will be present at the meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.

Performance Graph

     The following graph indicates appreciation of $100 invested on December 31, 1991, in Company Common Stock ("UDR") and S&P 500 and NAREIT Equity REIT Total Return Index securities (excluding health care), assuming full reinvestment of dividends.



                                    [GRAPH]

                                 1992      1993      1994      1995    1996    1997
United Dominion Realty Trust     100      118.59    126.35    140.3   154.86  149.23
NAREIT Equity                    100      119.65    123.45    142.3   192.48  231.47
S&P 500                          100      110       111.43    153.14  188.35  251.19



     The NAREIT Equity REIT Total Return Index (excluding health care) is published by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities, excluding health care), including the Company, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 31, 1997, this Index included 176 equity REITs with a total market capitalization of $127.8 billion.

Matters to be Presented at the 1999 Annual Meeting of Shareholders

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1999 must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office in Richmond, Virginia, no later than December 11, 1998.



Other Matters

     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.

                                                                     Appendix A


     1. Delete the first paragraph of Article 3 of the current Articles of Incorporation and substitute the following therefor:

     The corporation shall have authority to issue 150,000,000 shares of common stock having a par value of $1.00 per share, 25,000,000 shares of preferred stock without par value and 25,000,000 shares of classified common stock without par value, which shall be junior to the preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock or the classified common stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.


   2. Delete paragraph 3(a)(6)(A) of the current Articles of Incorporation and substitute the following therefor:

   (A) Whenever dividends on any shares of Series A Preferred shall be in arrears for six or more quarterly periods, which need not be consecutive, the holders of such shares of Series A Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series A Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

       and delete paragraph 3(b)(6)(A) of the current Articles of incorporation and substitute the following therefor:

   (A) Whenever dividends on any shares of Series B Preferred shall be in arrears for six or more quarterly periods, which need not be consecutive, the holders of such shares of Series B Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

           UNITED DOMINION REALITY TRUST, INC. 1985 STOCK OPTION PLAN

                                    ARTICLE I

                                   DEFINITIONS

1.01 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 422A of the Code) of the Company.

1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03 Board means the Board of Directors of the Company.

1.04 Code means the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended.

1.05 Committee means the Compensation Committee of the Board.

1.06 Common Stock means the Common Stock of the Company.

1.07 Company means United Dominion Realty Trust, Inc.

1.08 Director means a member of the Board who is not employed by the Company or an Affiliate.

1.09 Director Option means an Option granted to a Director.

1.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.11 Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on the NYSE on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon.

1.12 NYSE means the New York Stock Exchange.

1.13 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock, at the price set forth in an Agreement.

1.14 Participant means an employee of the Company or an Affiliate, including such an employee who is also a member of the Board, who satisfies requirements of Article IV and is selected by the Committee to receive an Option.

1.15 Plan means the United Dominion Realty Trust, Inc. 1985 Stock Option Plan.

1.16 Stated Termination Date means the date specified in or determined pursuant to an Agreement on which the Option which is the subject of such Agreement terminates.

1.17 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

The Plan is intended to assist the Company in recruiting and retaining Directors and key employees with ability and initiative by enabling Directors and employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Code, but no Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                   ARTICLE III

                                 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee, in its discretion, may accelerate the time at which any Option, other than a Director Option, may be exercised; provided, however, that no acceleration shall affect the applicability of Section 7.04 (relating to the order in which incentive stock options may be exercised) or Section 4.02 (relating to the maximum number of shares for which an incentive stock option may be exercisable in any calendar year). In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting the power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.

                                   ARTICLE IV

                                   ELIGIBILITY

4.01 General. Any employee (including an employee who is a member of the Board)of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or such Affiliate may, and each Director will, be granted one or more Options. All Options granted under the Plan shall be evidenced by Agreements that shall be subject to applicable provisions of the Plan and to such other provisions consistent with the Plan as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an option is granted) exceeding $100,000.

4.02 Grants to Employees. The Committee will designate employees to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant.

4.03 Director Options. Each Director will be granted Options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price of such Director Options will in each case be the Fair Market Value on the date of grant and will be payable only in cash. Such Director Options will be exercisable for a period of ten (10) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

In addition, on the date of his or her first being elected to the Board, a Director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value on the date of grant. The option price of such Director Options will be payable only in cash; such Director Options will be exercisable for a period of five (5) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

Notwithstanding anything to the contrary in this Section 4.03, a Director first elected to the Board pursuant to any agreement relating to the acquisition, by merger or otherwise, of assets by the Company or any Affiliate or to the sale by the Company of its securities will not be granted Options upon being first elected, but such Director will be granted Options to purchase 2,000 shares of Common Stock as provided herein upon being re-elected to the Board.

Options granted to a Director will terminate 30 days after the Director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the Director's term expires, if the Director does not stand or is not nominated for re-election or retires at that meeting. Notwithstanding the foregoing, if, at the date of such resignation or removal or at the date of such annual meeting of shareholders, as the case may be, such Director has completed at least ten (10) years of service on the Board (including, as such service, service as a director of a corporation whose assets are acquired by the Company, by merger or otherwise), Options held by such Director on such date will terminate upon the earlier of (i) the second anniversary of such date or (ii) the Termination Date of such Options.

The provisions of this Section 4.03 will control in the event of any inconsistency with other provisions of the Plan and may not be varied by the Committee in any Agreement.

                                    ARTICLE V

                            STOCK SUBJECT TO OPTIONS

The maximum number of shares of Common Stock that may be issued pursuant to exercise of Options outstanding at any time is 8% of the number of shares of Common Stock issued and outstanding at that time, provided that the maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 12,000,000 (subject to adjustment as provided in Article IX). If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.

                                   ARTICLE VI

                                  OPTION PRICE

The price per share for Common Stock purchased by the exercise of any Option granted under the Plan shall be determined by the Committee on the date the Option is granted; provided, however, that the price per share shall not be less than the Fair Market Value on the date of grant in the case of Option that is an incentive stock option, and that in the case of a Director Option the price per share shall be the Fair Market Value. In addition, the price per share shall not be less than 110% of such Fair Market Value in the case of an Option that is an incentive stock granted to a Participant who is a Ten Percent Shareholder on the date the Option is granted.

                                   ARTICLE VII

                               EXERCISE OF OPTIONS

7.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option not prescribed by the Plan may provide that it is exercisable for a period less than such maximum period.

7.02 Nontransferability. Any Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03 Employee Status. For purposes of determining the applicability of Section 422A of the Code and Section 7.01, the Board may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.04 Nonexercisability While Previously Granted Option Outstanding. No Option which is an incentive stock option and which was granted before January 1, 1987 shall be exercisable by a Participant while that Participant has outstanding (within the meaning of Subsection 422A(c)(7) of the Code) any option which was granted before the Option was granted and which is an incentive stock option to purchase stock in the Company, in a corporation that (at the time the Option was granted) was an Affiliate, or in a predecessor of any of such corporations.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

8.01 Exercise. Subject to the provisions of Articles VII and X, an Option other than a Director Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan with respect to remaining shares subject to the Option.

8.02 Payment. Payment of the Option price shall be made in cash or, in the case of Options other than Director Options, a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

8.03 Installment Payment. If the Agreement provides, and if the Participant is employed by the Company on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event, the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System (the "Fed"). In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Committee, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, absence on military or government service, or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Fed relating to securities credit transactions.

The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Committee, shares may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Fed relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

8.04 Shareholders' Rights. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options may be granted under the Plan shall be proportionately adjusted and the terms of options shall be adjusted as the Board shall determine to be equitably required. Any determination made under this Article IX by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options.

                                    ARTICLE X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercised, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.01 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any Board member any right to continue on the Board or to confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to remove any Board member or terminate the employment of any employee at any time with or without assigning a reason thereof.

11.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XII

                                    AMENDMENT

The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of persons eligible to become Participants or (iii) otherwise materially increase the benefits accruing to Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XIII

                                DURATION OF PLAN

No Option may be granted under the Plan after December 31, 2002. Options granted before such date shall remain valid in accordance with their terms.

                                   ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

Options may be granted under the Plan upon its adoption by the Board, provided that no Option will be effective unless the Plan is approved (at a duly held shareholders' meeting within twelve months of such adoption) by shareholders holding a majority of the Company's outstanding voting stock.

Proxy Solicited by the                                   Shares of Common Stock
Board of Directors

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of all nominees for the Board of Directors who are listed, FOR the amendments of the 1985 Stock Option Plan, and FOR the amendments of the Articles of Incorporation, all as described in the Proxy Statement dated April , 1998, receipt of a copy of which is acknowledged by execution of this proxy.

1. ELECTION OF DIRECTORS

    FOR all nominees listed (excepted as written to the contrary)  [  ]

     Vote withheld for all nominees listed                         [  ]

        Nominees: Jeff C. Bane, R. Toms  Dalton, Jr., James Dolphin,
                  Jon A. Grove, Barry M. Kornblau, John C. Lanford,
                  John P. McCann, H. Franklin Minor, Lynne B. Sagalyn,
                  Mark J. Sandler, Robert W. Scharar, John S. Schneider and
                  C. Harmon Williams, Jr.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.     AMENDMENTS OF 1985 STOCK OPTION PLAN     FOR     AGAINST   ABSTAIN

                                               [   ]    [    ]    [    ]

3.     AMENDMENT OF ARTICLES OF INCORPORATION CREATING CLASSIFIED COMMON STOCK

           FOR            AGAINST        ABSTAIN
         [    ]           [    ]          [    ]

4. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES A AND SERIES B PREFERRED

           FOR            AGAINST        ABSTAIN
         [    ]           [    ]         [     ]

Dated: ___________________________________ , 1998
                (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Proxy Solicited by the                            Shares of 9 1/4% Series A
Board of Directors                                Cumulative Redeemable
                                                  Preferred Stock

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of 9 1/4% Series A Cumulative Redeemable Preferred Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the amendments of the Articles of Incorporation amending the voting rights of the Series A Preferred and the Series B Preferred, all as described in the Proxy Statement dated April , 1998, receipt of a copy of which is acknowledged by execution of this proxy.

AMENDMENTS OF ARTICLES OF INCORPORATION
       amending voting rights of Series A
       and Series B Preferred
                                             FOR      AGAINST     ABSTAIN
                                           [    ]      [    ]      [    ]

Dated: ___________________________________ , 1998
                 (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Proxy Solicited by the                                Shares of 8.60% Series B
Board of Directors                                    Cumulative Redeemable
                                                      Preferred Stock

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of 8.60% Series B Cumulative Redeemable Preferred Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the amendments of the Articles of Incorporation amending the voting rights of the Series A Preferred and the Series B Preferred, all as described in the Proxy Statement dated April , 1998, receipt of a copy of which is acknowledged by execution of this proxy.

AMENDMENTS OF ARTICLES OF INCORPORATION
       amending voting rights of Series A
       and Series B Preferred
                                           FOR           AGAINST        ABSTAIN
                                         [    ]           [    ]         [    ]

Dated: ___________________________________ , 1998
                 (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.